Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Beverly A. Freeney
U.S. Bank National Association
100 Wall Street, Suite 1600
New York, New York 10005
(212) 361-2893
(Name, address and telephone number of agent for service)
M.D.C. Holdings, Inc.
(Issuer with respect to the Securities)

Delaware	84-0622967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4350 South Monaco Street, Suite 500
Denver, Colorado	80237
(Address of Principal Executive Offices)	(Zip Code)
Senior Notes
Senior Subordinated Notes
Junior Subordinated Notes
Medium Term Senior Notes
Medium Term Subordinated Notes

FORM T-1
Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes
Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items	3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2005, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

NOTE
     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.
SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 29th day of November 2005.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title	Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: November 29, 2005

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title	Vice President

Exhibit 7
U.S. Bank Trust National Association
Statement of Financial Condition
As of September 30, 2005

($000’s)

9/30/2005
Assets
Cash and Balances Due From Depository Institutions	$411,608
Fixed Assets	171
Intangible Assets	99,614
Other Assets	31,707

Total Assets	$543,100

Liabilities
Other Liabilities	$15,800

Total Liabilities	$15,800

Equity
Common and Preferred Stock	$1,000
Surplus	505,932
Undivided Profits	20,368

Total Equity Capital	$527,300

Total Liabilities and Equity Capital	$543,100

 To the best of the undersigned’s determination, as of this date the above financial information is true and correct.

U.S. Bank National Association
By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President

 Date: November 29, 2005

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